                                                                    EXHIBIT 10.8
                             STOCKHOLDERS AGREEMENT


                                  by and among


                          FS EQUITY PARTNERS IV, L.P.,

                              WILLIAM C. JOHNSON,

                           THE PARTHENON GROUP, INC.,

                               DENNIS C. BEARDEN,

                      CENTURY AIRCONDITIONING SUPPLY, INC.

                                      AND

                        CENTURY MAINTENANCE SUPPLY, INC.



                                  JULY 8, 1998


                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
1.   Definitions....................................................... 2

2.   Rights Upon Issuance of Additional Securities..................... 4

     2.1   Issuance Notice............................................. 5
     2.2   Response Notice............................................. 5
     2.3   Revised Issuance Notice..................................... 5
     2.4   Pro Rata Share.............................................. 5
     2.5   Termination and Assignment.................................. 5

3.   Transfer of Shares by FS Stockholder or Existing Stockholders;
     Rights of Inclusion............................................... 6

     3.1   Right of Inclusion.......................................... 6
     3.2   Third-Party Offer........................................... 6
     3.3   Allocation of Included Shares............................... 9
     3.4   Consummation................................................ 9
     3.5   Termination and Assignment..................................11

4.   Obligation to Sell Securities.....................................11

     4.1   Sale Obligation.............................................11
     4.2   Termination and Assignment..................................12

5.   Restrictions on Transfers of Securities; Right of First Offer.....12

     5.1   Transfer Restrictions.......................................12
     5.2   Right of First Offer........................................14

6.   Registration Rights...............................................17

7.   Representation on the Board of Directors..........................17

     7.1   The Board...................................................17
     7.2   Termination and Assignment..................................18
     7.3   Certain Actions of the Board................................18

8.   Copy of Agreement.................................................18

9.   Governing Law.....................................................18


10.  Representations and Warranties....................................19

11.  Amendment and Waiver; Successors; After Acquired Shares...........19

12.  Interpretation....................................................19

13.  Notices...........................................................19

14.  Legends...........................................................21

15.  Further Assurances................................................22

16.  Injunctive Relief; Disputes.......................................22

17.  Severability......................................................22

18.  Entire Agreement..................................................22

19.  Counterparts......................................................23

20.  Opinions..........................................................23

21.  Termination.......................................................23


Schedule 1 Ownership of Capital Stock by Stockholders Upon Consummation of Transactions Contemplated by Merger Agreement

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of July 8, 1998 by and among Century Maintenance Supply, Inc., a Delaware corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), William C. Johnson ("Johnson"), The Parthenon Group, Inc., a Delaware corporation ("Parthenon", and collectively with Johnson, the "Additional Stockholders"), Dennis C. Bearden ("Bearden") and Century Airconditioning Supply, Inc., a Texas corporation ("CAC", and collectively with Bearden, the "Existing Stockholders").

                                R E C I T A L S
                                - - - - - - - -

     A. Pursuant to an Agreement and Plan of Merger dated as of May 5, 1998 among the Company, Century Acquisition Corporation ("Investor"), the FS Stockholder, the Existing Stockholders and certain other stockholders of the Company (as amended, the "Merger Agreement"), Investor will merge with and into the Company (the "Merger"), so that after such Merger FS Stockholder will own a majority of the Common Stock in the Company and the Existing Stockholders will retain a substantial investment in the Company.

     B. The Additional Stockholders have agreed to make an investment in Investor, so that after the Merger the Additional Stockholders will also own Common Stock in the Company.

     C. To induce the FS Stockholder and the Existing Stockholders to consummate the transactions contemplated by the Merger Agreement, and to induce the Additional Stockholders to make their investment in Investor, the FS Stockholder, the Existing Stockholders, the Additional Stockholders and the Company desire to execute this Agreement.

     D. The FS Stockholder's and the Existing Stockholders' obligation to consummate the transactions contemplated by the Merger Agreement is conditioned upon the execution of this Agreement by the FS Stockholder, the Existing Stockholders and the Company.

     E. Upon consummation of the transactions contemplated by the Merger Agreement, the FS Stockholder, the Existing Stockholders, the Additional Stockholders and the other stockholders of the Company will own the shares of capital stock of the Company set forth on Schedule 1 hereto.

     F. The Existing Stockholders, the FS Stockholder, the Additional Stockholders and the Company wish to establish through this Agreement certain rights, obligations and restrictions with respect to the securities of the Company.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1.  Definitions.  As used in this Agreement, the following capitalized
          -----------
terms shall have the following meanings:

          Additional Securities:  All Securities which are issued and sold by
          ---------------------
the Company other than (i) the Initial Shares, (ii) the options to purchase 1,642,500 shares of Common Stock granted or to be granted pursuant to the Company's 1998 Nonqualified Stock Option Plan, (iii) the options to purchase 388,240 shares of Common Stock granted pursuant to the Company's 1997 Incentive Stock Plan, (iv) any Securities issued or issuable to all of the holders of Common Stock then outstanding on a proportionate basis, (v) any Securities issued or issuable to any Employees pursuant to any equity incentive plan, individual agreement, bonus, award, stock purchase plan, stock option plan or other stock agreement or arrangement which in each event is approved by the Board, (vi) any Securities issued in exchange for debt securities of the Company or any Subsidiary; provided, that the overall terms of the exchange transaction are fair and in the best interests of the Company as determined in reasonable good faith by the Board; provided, further, that if the FS Stockholder and any other Stockholder or their respective Affiliates each own debt Securities being exchanged, such other Stockholders shall have the right to participate in such exchange on the same terms as the FS Stockholder or its Affiliates, (vii) any Securities issued to any source of, or to any party arranging, financing for the Company or any Subsidiary of the Company; provided, that the overall terms of the financing transaction involving the issuance of debt and Securities are fair and in the best interests of the Company as determined in reasonable good faith by the Board, (viii) any Securities issued pursuant to a public offering registered under the Securities Act, (ix) any Securities that are issued or issuable in connection with the acquisition by the Company or a Subsidiary of any business, business assets or securities from any Person; provided, that such Securities are not issued for less than their fair market value, as determined in good faith by the Board, and (x) any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities (including those referenced in (ii) and (iii) above), or upon the conversion or exchange of Securities convertible into or exchangeable for Securities.

          Additional Stockholders:  Johnson and Parthenon.
          -----------------------

          Affiliate:  Such term shall have the meaning given to such term
          ---------
pursuant to Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

          Amended Shareholders Agreement:  That certain Second Amended and
          ------------------------------
Restated Shareholders Agreement dated as of July 8, 1998 by and among the Company, Bearden, the FS Stockholders and certain other stockholders of the Company that are parties thereto.

          Board:  The Board of Directors of the Company.
          -----

          Business:  The marketing, distribution and sale, at retail or
          --------
wholesale or by catalog, and the rendering of services related thereto, of maintenance, repair and operations supplies to apartments, hotels, prisons, nursing homes, hospitals, military installations and schools or universities.

          Closing:  The closing of the transactions contemplated by the Merger
          -------
Agreement.

          Common Stock:  The Common Stock, par value $0.001 per share, of the
          ------------
Company.

          Employee:  Any employee, director or consultant of the Company or any
          --------
Subsidiary of the Company.

          FS&Co. Option:  The option of the FS Stockholder to purchase 167,381
          -------------
shares of Common Stock from CAC pursuant to the terms of the Merger Agreement.

          FS Principals:  Jon D. Ralph, Mark Doran, Todd Halloran, Bradford M.
          -------------
Freeman, J. Frederick Simmons, Ronald P. Spogli, John M. Roth, Charles P. Rullman, Jr. and William M. Wardlaw.

          Initial Shares:  The 12,250,000 shares of Common Stock and the 400,000
          --------------
shares of Preferred Stock issued and outstanding on the date hereof.

          Initial Stockholders:  The FS Stockholder and the Existing
          --------------------
Stockholders.

          Permitted Transferee:  Permitted Transferee shall mean, (i) with
          --------------------
respect to the FS Stockholder, any investment fund or partnership that is organized and controlled by three or more of the FS Principals, (ii) with respect to CAC, Bearden, (iii) with respect to Bearden and Johnson, a family trust, limited partnership, corporation or other entity established by Bearden or Johnson, as applicable, all of the beneficiaries or owners of which are immediate family members of Bearden or Johnson, as applicable, (provided, that in the case of any entity established by Bearden or Johnson, as applicable, pursuant to this subparagraph (iii) other than such family trust, the owners thereof shall specifically agree that, notwithstanding anything contained in this Agreement to the contrary, such owners shall not further Transfer their ownership interests in such entity to any other Person), and (iv) with respect to Parthenon, a limited partnership, corporation or other entity established by Parthenon which serves as a deferred compensation vehicle for its personnel (provided, that, in the case of any such entity established pursuant to this subparagraph (iv), the owners thereof shall specifically agree that, notwithstanding anything contained in this Agreement to the contrary, such owners shall not further Transfer their ownership interests in such entity to any other Person).

          Person:  Any individual, corporation, entity, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          Preferred Stock:  The 13-1/4% Series A Senior Exchangeable PIK
          ---------------
Preferred Stock due 2010 of the Company, the 13-1/4% Series B Senior Exchangeable PIK Preferred Stock due 2010 of the Company, and the 13-1/4% Series C Senior Exchangeable PIK Preferred Stock due 2010 of the Company.

          Public Market Sale:  Any sale of Common Stock after the Initial Public
          ------------------
Offering which is made in the manner described in paragraph (f) of Rule 144 promulgated by the SEC under the Securities Act or which is made pursuant to a registration statement filed with and declared effective by the SEC.

          Public Offering:  A public offering of shares of Voting Securities of
          ---------------
the Company registered under the Securities Act, but shall not include an offering registered on Form S-4 or Form S-8 (or any substitute form that is adopted by the SEC). The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $15 million from the sale of Voting Securities.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities:  Shall mean (i) Voting Securities, (ii) all rights,
          ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities or capital stock of any type whatsoever, including, without limitation, non-voting common stock, preferred stock and securities that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Stockholders:  The Initial Stockholders and the Additional
          ------------
Stockholders.

          Subsidiary:  With respect to any Person, a corporation or other entity
          ----------
of which a majority of the shares of stock or other ownership interests are owned, directly or indirectly, by such Person.

          Voting Securities:  All Securities of the Company which possess
          -----------------
general voting power to elect members of the Board (not including, unless the context dictates otherwise, any options or warrants to purchase Voting Securities).

     As used in this Agreement, all share numbers give effect to the Company's
2.30068 to 1 forward stock split to be effected immediately after consummation of the Merger.

      2.  Rights Upon Issuance of Additional Securities. The Company hereby
          ---------------------------------------------
grants to each Initial Stockholder and to Johnson (collectively with the Initial Stockholders, the "Notified

Stockholders") the following rights with respect to any and all proposed issuances or sales of Additional Securities by the Company:

          2.1  Issuance Notice.  The Company shall give to each Notified
               ---------------
Stockholder written notice of the Company's intention to issue and sell Additional Securities (the "Issuance Notice"), describing the type of Additional Securities, the price at which the Additional Securities will be issued and sold and the general terms upon which the Company proposes to issue and sell the Additional Securities, including the anticipated date of such issuance or sale.

          2.2  Response Notice.  Each Notified Stockholder shall have 45 days
               ---------------
from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Subsection 2.4) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Notified Stockholder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Notified Stockholders of Additional Securities shall be consummated on the later of (i) the closing date specified in the Issuance Notice or (ii) the closing date on which Additional Securities described in the applicable Issuance Notice are first issued and sold if other Persons are also purchasing Additional Securities. Each Notified Stockholder that has elected to purchase its Pro Rata Share of Additional Securities will have the right to purchase all or any portion of the Additional Securities unsubscribed for by the other Notified Stockholders, up to its pro rata share of such unsubscribed portion (determined by the number of Voting Securities owned by the party or parties who elect to purchase such unsubscribed for portion) if oversubscribed.

          2.3  Revised Issuance Notice.  The Company shall have 120 days from
               -----------------------
the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by the Notified Stockholders at a price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue Additional Securities after such 120-day period or at a price and upon terms that are materially less favorable to the Company than those specified in the Issuance Notice, it must again comply with this Section 2.

          2.4  Pro Rata Share.  For purposes of this Section 2, the Pro Rata
               --------------
Share of a Notified Stockholder shall be a fraction, (i) the numerator of which shall be the total number of shares of Voting Securities then held by the Notified Stockholder and (ii) the denominator of which shall be the total number of shares of Voting Securities then issued and outstanding.

          2.5  Termination and Assignment.  The rights provided to each of the
               --------------------------
Notified Stockholders under this Section 2 shall terminate upon the earlier to occur of (i) with respect to all of the Notified Stockholders, upon the consummation of an Initial Public Offering, (ii) with respect to the Initial Stockholders, at such time as such Initial Stockholder's (including such Initial Stockholder's Permitted Transferee's) percentage ownership of Voting Securities in the

Company (calculated on a fully diluted basis) falls below 10%, and (iii) with respect to Johnson, at such time that the FS Stockholder's rights under this
Section 2.5 shall have terminated pursuant to subparagraph (ii) hereof. The rights granted under this Section 2 shall not be assignable; provided, however, that a Notified Stockholder may assign its rights under this Section 2 relating to the shares which it is then transferring to a Permitted Transferee.

      3.  Transfer of Shares by FS Stockholder or Existing Stockholders; Rights
          ---------------------------------------------------------------------
of Inclusion.
------------

           3.1 Right of Inclusion.
               ------------------

          (a) The FS Stockholder agrees not to Transfer (as defined in Section 5.1) all or any portion of the shares of Common Stock, Preferred Stock or other Securities it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless each Existing Stockholder and each Additional Stockholder is given an opportunity to sell to the Third Party such number of shares of Common Stock, Preferred Stock or other Securities owned by such Existing Stockholder or such Additional Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided, however, that the
                                                  --------  -------
Existing Stockholders and Additional Stockholders shall have no rights pursuant to this Section 3 with respect to Transfers by the FS Stockholder or a Permitted Transferee of the FS Stockholder of Securities to (i) any Permitted Transferee of the FS Stockholder or Permitted Transferees of such Permitted Transferee or
(ii) to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee of the FS Stockholder.

          (b) The Existing Stockholders agree not to Transfer (as defined in
Section 5.1) all or any portion of the shares of Common Stock, Preferred Stock or other Securities it holds to any Third Party unless the FS Stockholder and the Additional Stockholders are given an opportunity to sell to the Third Party such number of shares of Common Stock, Preferred Stock or other Securities owned by the FS Stockholder and the Additional Stockholders as is determined in accordance with Subsection 3.3 of this Section 3; provided, however, that the FS
                                                  --------  -------
Stockholder and the Additional Stockholders shall have no rights pursuant to this Section 3 with respect to Transfers by the Existing Stockholders to any Permitted Transferee of the Existing Stockholders.

           3.2 Third-Party Offer.
               -----------------

          (a) Prior to the consummation of any sale of all or any portion of the shares of Common Stock, Preferred Stock or other Securities held by the FS Stockholder to a Third Party, the FS Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the FS Stockholder (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to the other stockholders of the Company, including the Existing Stockholders and the Additional Stockholders, who are parties to written agreements with the FS Stockholder entitling such stockholders to include shares of Common Stock, Preferred Stock or other Securities in such sale

(collectively, the "Company Stockholders"). Each Third-Party Offer shall include an offer to purchase shares of Common Stock, Preferred Stock or other Securities from the Company Stockholders, in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the FS Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer (including all material information available to the FS Stockholder relating thereto). If an Existing Stockholder or Additional Stockholders desires to accept the offer contained in the Initial Offer Notice, such Existing Stockholder or Additional Stockholders shall furnish written notice to the FS Stockholder, within 20 days after its receipt of the Initial Offer Notice, indicating such Stockholder's irrevocable acceptance of the offer included in the Initial Offer Notice and setting forth the maximum number of Securities such Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If an Existing Stockholder or Additional Stockholders does not furnish an Acceptance Notice to the FS Stockholder in accordance with these provisions by the end of such 20-day period, such Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. All Securities set forth in the Acceptance Notices of the Company Stockholders (including any Acceptance Notices received in accordance with the provisions of Section 5.4(b) of the Amended Shareholders Agreement), together with the Securities proposed to be sold by the FS Stockholder to the Third Party, are referred to collectively as "All Offered Shares". Within three days after the date on which the Third Party informs the FS Stockholder of the total number of Securities which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the FS Stockholder shall send written notice (the "Final Notice") to the participating Company Stockholders setting forth the number of Securities each participating Company Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by a Company Stockholder in its Acceptance Notice. Within five days after the date of the Final Notice (or such shorter period as may reasonably be requested by the FS Stockholder to facilitate the sale), the participating Existing Stockholders and Additional Stockholders shall furnish to the FS Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Securities to the Third Party as indicated in the Final Notice, the certificates representing the Securities held by each Existing Stockholder or Additional Stockholder, which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the FS Stockholder to transfer the Included Shares pursuant to the terms of such Third-Party Offer. Each Existing Stockholder and Additional Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the Securities transferred, together with such other representations and warranties as are made by the FS Stockholder in connection with such sale (provided, that in connection with such sale, the FS Stockholder shall make a good faith effort to negotiate with such Third Party that, in the event of a breach of any such other representation or warranty, the liability imposed upon each Existing Stockholder and each Additional Stockholder therefor will be several, based upon such Stockholder's proportionate share of the aggregate proceeds to be received by all of the Stockholders in connection with such sale; provided further, that regardless of the success of such efforts, the liability imposed upon each Additional Stockholder will be several as described in this proviso). In any such transaction, the Existing Stockholders, the Additional Stockholders and the Company will cooperate with all other Company Stockholders to facilitate the transaction.

          (b) Prior to the consummation of any sale of all or any portion of the shares of Common Stock, Preferred Stock or other Securities held by the Existing Stockholders to a Third Party, and after complying with their obligations pursuant to Section 5.2, the Existing Stockholders shall cause each bona fide offer from such Third Party to purchase such shares from the Existing Stockholders (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to the FS Stockholder as described in Section 5.2 and (if the FS Stockholder determines to exercise its rights of inclusion pursuant to this Section 3.2(b) by delivery of an Acceptance Notice as described in Section 5.2) to the Company Stockholders (including the Additional Stockholders). Each Third-Party Offer shall include an offer to purchase shares of Common Stock, Preferred Stock or other Securities from the FS Stockholder, the Additional Stockholders and the other Company Stockholders, in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the Existing Stockholders to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer (including all material information available to the Existing Stockholders relating thereto). If the FS Stockholder desires to accept the offer contained in the Initial Offer Notice, the FS Stockholder shall furnish the Acceptance Notice to the Existing Stockholders within 20 business days after its receipt of the Initial Offer Notice (which shall be concurrent with its receipt of the Stockholder Notice as described in
Section 5.2(a)). If the FS Stockholder does not furnish an Acceptance Notice to the Existing Stockholders in accordance with these provisions by the end of such 20-day period, the FS Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. If the FS Stockholder does furnish the Acceptance Notice in accordance with these provisions, the Existing Stockholders will then transmit the Initial Offer Notice to the Additional Stockholders in accordance with the provisions specified above, and to other Company Stockholders in accordance with the provisions of Section 5.4(b) of the Amended Shareholders Agreement. The Company Stockholders (including the Additional Stockholders) will then have an opportunity to accept the offer contained in the Initial Offer Notice, within 20 days of their respective receipt of the Initial Offer Notice, on the terms specified herein and therein. All Securities set forth in the Acceptance Notices of the FS Stockholder, together with the Securities proposed to be sold by the Existing Stockholders, the Additional Stockholders and the other Company Stockholders, if applicable, to the Third Party are referred to collectively as "All Offered Shares". Within three days after the date on which the Third Party informs the FS Stockholder of the total number of Securities which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the Existing Stockholders shall send written notice (the "Final Notice") to the FS Stockholder, the Additional Stockholders and the other Company Stockholders setting forth the number of Securities the FS Stockholder, the Additional Stockholders and the other Company Stockholders shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by the FS Stockholder, the Additional Stockholders and the other Company Stockholders in their Acceptance Notices. Within five days after the date of the Final

Notice (or such shorter period as may reasonably be requested by the Existing Stockholders to facilitate the sale), the FS Stockholder and the Additional Stockholders shall furnish to the Existing Stockholders (i) a written undertaking to deliver, upon the consummation of the sale of Securities to the Third Party as indicated in the Final Notice, the certificates representing the Securities held by the FS Stockholder and the Additional Stockholders which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the Existing Stockholders to transfer the Included Shares pursuant to the terms of such Third-Party Offer. The FS Stockholder and the Additional Stockholders shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the Securities transferred. In any such transaction, the FS Stockholder, the Additional Stockholders and the Company will cooperate with all other Company Stockholders to facilitate the transaction.

          3.3  Allocation of Included Shares.  The maximum number of shares of
               -----------------------------
Common Stock, Preferred Stock and other Securities that may be sold by FS Stockholder, each Additional Stockholder, each Existing Stockholder and all other holders of Securities who have rights to participate in sales of Securities by the FS Stockholder or the Existing Stockholders pursuant to written agreements by and between the FS Stockholder, the Existing Stockholder or the Company and any such holder (the "Other Tag-Along Rights Holders"), in any sale governed by this Section 3 shall be (i) All Offered Shares in the event the Third Party has agreed to purchase All Offered Shares and all Securities that the Other Tag-Along Rights Holders who have elected to participate in such sale seek to include in such sale or (ii) such number of shares of Common Stock, Preferred Stock or other Securities, as applicable, equal in each case to the product of (a) the total number of shares of such type or class of security which the Third Party has agreed to purchase times (b) a fraction, the numerator of which is the total number of shares of such type or class of security owned by the FS Stockholder, the Existing Stockholders, the Additional Stockholders or each Other Tag-Along Rights Holder who is eligible to and has elected to participate in such sale, as the case may be, on the date of the applicable Final Notice, and the denominator of which is the total number of shares of such type or class of security owned on the date of the applicable Final Notice by the FS Stockholder, the Existing Stockholders, the Additional Stockholders and the Other Tag-Along Rights Holders who have elected to participate in such sale;

provided, however, that, in the event the FS Stockholder, the Existing
--------  -------
Stockholders, the Additional Stockholders or any Other Tag-Along Rights Holder elects to sell a number of any type or class of security which is less than the number such holder could sell pursuant to clause (ii) above, the shares of such type or class of security that the others of such holders can sell in such transaction shall be increased by an aggregate amount equal to the number of shares which any of the FS Stockholder, the Existing Stockholders, the Additional Stockholders or any Other Tag-Along Rights Holder could have sold in such transaction but chose not to sell, and any such increase shall be allocated among such other holders on a pro rata basis based upon the total number of shares of such type or class of security owned on the date of the applicable Final Notice by such other holders.

          3.4  Consummation.  The FS Stockholder or the Existing Stockholders
               ------------
shall have 180 days from the date of the applicable Final Notice in which to sell to the Third Party the

Securities owned by the FS Stockholder or the Existing Stockholders and the Included Shares of the Additional Stockholders and the Other Tag-Along Rights Holders on terms which are not materially less favorable to the sellers of Securities than those specified in the applicable Initial Offer Notice; provided, however, that in the event there is a decrease in the price to be
--------  -------
paid by the Third Party for the Securities to be sold from the price set forth in the applicable Initial Offer Notice, which decrease is acceptable to the FS Stockholder or the Existing Stockholders, as applicable, or other material change in terms which are less favorable to the FS Stockholder or the Existing Stockholders, as the case may be, but which are acceptable to the FS Stockholder or the Existing Stockholders, as the case may be, the FS Stockholder or the Existing Stockholders, as the case may be, shall notify the participating stockholders of such decrease or change in terms, and each of the participating stockholders shall have five business days from the date of receipt of the notice of such decrease or change in terms to reduce the number of Securities it will sell to such Third Party as previously indicated in the applicable Acceptance Notice, and the number of shares that all other participating stockholders (including Other Tag-Along Rights Holders) may transfer shall be increased in accordance with the provisions of Section 3.3; and provided,
                                                                --------
further, that in the event there is an increase in the price to be paid
-------
by the Third Party for the Securities to be sold from the price set forth in the applicable Initial Offer Notice or other material change in terms which are more favorable to the FS Stockholder or the Existing Stockholders, as the case may be, the FS Stockholder or the Existing Stockholders, as the case may be, shall notify the other, the Additional Stockholders and the other Company Stockholders of such increase or change in terms, and each of the stockholders who was eligible to but did not elect to participate to the full extent of their rights hereunder shall have five business days from the date of receipt of the notice of such increase or change in terms to increase the number of Securities it will sell to such Third Party, and the number of shares that all other participating stockholders (including the Additional Stockholders and Other Tag-Along Rights Holders) may transfer shall be decreased proportionately if necessary. A Third Party purchaser of Securities which complies with this
Section 3 shall not be subject to the obligations contained in this Section 3 with respect to future sales of their shares. The FS Stockholder or the Existing Stockholders, as the case may be, shall cause to be remitted to the participating stockholders the total sales price of the Included Shares of the participating stockholders sold pursuant thereto, which consideration shall be in the same form and per share amount as the consideration received by the FS Stockholder or the Existing Stockholders, as the case may be, and as specified in the applicable Initial Offer Notice, net of the pro rata portion (based on the total value of the consideration received by such Stockholder compared to the aggregate consideration received by all Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred in connection with a sale consummated pursuant to this Section 3. The FS Stockholder or the Existing Stockholders shall furnish, or shall cause to be furnished, such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by the participating stockholders including, without limitation, evidence of the expenses incurred by the FS Stockholder or the Existing Stockholders, as the case may be, in connection with such sale. If and to the extent that, at the end of 180 days following the date of the applicable Final Notice, the FS Stockholder or the Existing Stockholders, as the case may be, has not completed the sale contemplated thereby, the FS Stockholder or the Existing Stockholders, as the case may be, shall return to the other participating stockholders all certificates representing the Included Shares and all powers-of-attorney which the other participating stockholders may have transmitted pursuant to the terms hereof.

          3.5  Termination and Assignment.  Any Permitted Transferee of the FS
               --------------------------
Stockholder and any assignee of the FS Stockholder's rights under Section 4 shall agree to be bound by this Section 3 to the same extent as the FS Stockholder. Any Permitted Transferee of the Existing Stockholders shall agree to be bound by this Section 3 to the same extent as the Existing Stockholders. The obligations of the FS Stockholder and the Existing Stockholders and any Permitted Transferee or assignee pursuant to the provisions of this Section 3 shall terminate upon consummation of an Initial Public Offering. The rights granted to the Stockholders under this Section 3 shall not be assignable except to a Permitted Transferee in accordance with Article V; provided, that the Permitted Transferee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the other Stockholders. A distribution by the FS Stockholder to its partners of all or any portion of its Securities shall not give rise to any rights under this
Section 3. Nothing in this section shall be construed as granting rights of inclusion in any Public Market Sale.

      4.  Obligation to Sell Securities.
          -----------------------------

          4.1    Sale Obligation.  If the FS Stockholder proposes to sell to a
                 ---------------
third-party buyer all or (in a transaction which contemplates the partial retention by the Company's existing securityholders of a portion of the Company's issued and outstanding Securities) a substantial portion of the shares of Common Stock, Preferred Stock and other Securities held by the FS Stockholder (including its Permitted Transferees and assignees) (whether such sale is by way of purchase, merger, recapitalization or other form of transaction), upon the request of the FS Stockholder, each of the Existing Stockholders and the Additional Stockholders shall sell the same percentages of shares of Common Stock, Preferred Stock and other Securities beneficially owned by such Existing Stockholder or such Additional Stockholder to such third-party buyer pursuant to the same terms and conditions negotiated by the FS Stockholder for the sale of the Securities held by the FS Stockholder. Each of the Existing Stockholders and the Additional Stockholders agrees to such sale and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale. Each of the Existing Stockholders and the Additional Stockholders further agrees to timely take such other actions as the FS Stockholder may reasonably request as necessary in connection with the approval of the consummation of such sale, including voting all Voting Securities in favor of such sale and waiving any dissenters' rights and, in the event such transaction is structured as a recapitalization, agreeing to transfer and retain those percentages of Securities as are requested by the FS Stockholder. Each Existing Stockholder and each Additional Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the Securities transferred, together with such other representations and warranties as are made by the FS Stockholder in connection with such sale (provided, that, in connection with such sale, the FS Stockholder shall make a good faith effort to negotiate with such Third Party that, in the event of a breach of any such other representation or warranty, the liability imposed upon each Existing

Stockholder and each Additional Stockholder therefor will be several, based upon such Stockholder's proportionate share of the aggregate proceeds to be received by all of the Stockholder's in connection with such sale; provided, further that regardless of the success of such efforts, the liability imposed upon each Additional Stockholder will be several as described in this proviso). Each Existing Stockholder and each Additional Stockholder shall pay its pro rata portion (based on the total value of the consideration received by such Stockholder compared to the aggregate consideration received by all Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred in connection with a sale consummated pursuant to this Section 4.

          4.2  Termination and Assignment.  The obligations of the Existing
               --------------------------
Stockholders and the Additional Stockholders pursuant to this Section 4 shall be binding on any transferee of or purchaser of Securities from an Existing Stockholder or an Additional Stockholder or from one of their respective Permitted Transferees, and any subsequent transferee, except for a transferee purchasing shares in a Public Market Sale, or any subsequent transferee thereof, and an Existing Stockholder, an Additional Stockholder, Permitted Transferee or any other transferee shall obtain and deliver to the FS Stockholder a written commitment to be bound by such provisions from each such transferee or Permitted Transferee prior to any Transfer. The obligations of the Existing Stockholders and the Additional Stockholders pursuant to this Section 4, and the obligations of any such transferee and Permitted Transferee, shall continue after the consummation of an Initial Public Offering but shall terminate once the FS Stockholder's (including its Permitted Transferee's) percentage ownership of Voting Securities in the Company (calculated on a fully diluted basis) falls below 20% or the percentage of Voting Securities then held by the Existing Stockholders and their Permitted Transferees (provided, that when calculating the percentage then held by the Existing Stockholders and their Permitted Transferees, no effect shall be given to Securities purchased after the Closing). The rights of the FS Stockholder under this Section 4 shall not be assignable except to a Permitted Transferee or to a purchaser of more than 50% of the shares of Common Stock then held by FS Stockholder and its Permitted Transferees.

      5.  Restrictions on Transfers of Securities; Right of First Offer.
          -------------------------------------------------------------

           5.1 Transfer Restrictions.
               ---------------------

          (a) Transfer Restrictions Binding Stockholders.  Neither the FS
              ------------------------------------------
Stockholder nor the Existing Stockholders or the Additional Stockholders shall, without the prior written approval of the FS Stockholder (in the case of any Existing Stockholder or any Additional Stockholder) or Bearden (in the case of the FS Stockholder), (i) pledge, hypothecate or encumber any Securities, (ii) sell, assign, transfer, gift or otherwise dispose of ("Transfer") any Securities, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws, and (iii) Transfer any Securities or any right, title or interest therein, except for Transfers of Securities to Permitted Transferees and Transfers of Securities expressly in compliance with this Agreement, including (without limitation) Subsection 5.2 (it being understood that the FS Stockholder is free to Transfer its Securities, subject to the provisions of clause (iii)(y) below and the other provisions of this Agreement). Notwithstanding the foregoing, (i) under no circumstances will the Existing Stockholders at any time pledge, hypothecate, encumber or otherwise Transfer the shares of Common Stock that are subject to the FS&Co. Option (including Transfers to a Permitted Transferee unless such Permitted Transferee executes and delivers to the FS Stockholder a written undertaking to be likewise bound by the terms of the FS&Co. Option); (ii) under no circumstances will the Existing Stockholders or the Additional Stockholders Transfer Securities then held by them to any Person who directly or indirectly carries on or participates in any business in competition with the Business (whether conducted by the Company or any Subsidiary or controlled Affiliate of the Company); and (iii) until the second anniversary of the date of this Agreement (the "Permitted Transfer Date"), (x) none of the Existing Stockholders or the Additional Stockholders may Transfer any Securities, or any right, title or interest therein, other than to a Permitted Transferee, and (y) unless consented to in writing by Bearden, neither the FS Stockholder nor any of the Additional Stockholders will sell any of the Securities then held by it to any of Wilmar Industries, Inc., The Home Depot, Inc. or Lowe's Companies, Inc.; provided, that in the event that the Company's EBITDA during any 12-month period during such two-year period falls below 90% of the EBITDA projected by management for such period, then the restriction contained in this subparagraph (y) shall no longer be applicable. For purposes of this Agreement, "EBITDA" shall mean earnings before taking into consideration interest expense, income taxes, depreciation and amortization expense, extraordinary charges related to the writeoff of deferred financing fees, and non-cash compensation expenses, if applicable (and also includes the fees and expenses incurred in connection with the recapitalization of the Company in July 1998, as well as in connection with any financing or other public offering). Notwithstanding the foregoing, the EBITDA projected by management for such periods will at all times be adjusted in the good faith discretion of the Board of Directors of the Company, taking into account, for example, mergers, acquisitions, asset sales, deviations from the Company's business plan in the number of new distribution centers that are opened, other extraordinary corporate events and extraordinary losses and gains, significant changes in the level of capital expenditures, as well as changes in accounting treatment. The Transfer of Securities from any Stockholder to a Permitted Transferee may be made without complying with Section 5.2; provided, that each of such transferees executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as such Stockholder and, in the case of Permitted Transferees of the Existing Stockholders, Johnson or Parthenon, respectively, (i) executes an irrevocable power of attorney appointing Bearden, Johnson, or Richard Crosier and Steven Smith, respectively (or an individual designated by such individuals, as applicable, if such individual is unable to act due to death or disability) as such transferee's attorney-in-fact with sole irrevocable power and authority to make all decisions on behalf of and take all actions required to be taken by such transferee in connection with this Agreement, including (without limitation) any required sale of Securities pursuant to Section 4 hereof, and (ii) if requested by the FS Stockholder, delivers an opinion of legal counsel reasonably satisfactory to the FS Stockholder that such undertaking is binding and enforceable.

          (b) Conditions to Transfer.  Any attempt to Transfer, pledge,
              ----------------------
hypothecate or encumber Securities, or any right, title or interest therein, not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or Transfer. Any Securities Transferred pursuant to the terms and requirements of this Agreement (including Sections 3, 4 and 5) shall be Transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith, other than obligations under this Agreement of transferees. Each Stockholder, on the execution and delivery of this Agreement, agrees that such Stockholder will not Transfer any Securities prior to delivery to the Company of an opinion of counsel in form and substance reasonably satisfactory to the Company with respect to compliance with the Securities Act, or until a registration statement with respect to such Securities under the Securities Act has become effective; except that no opinion shall be required in the case of a Transfer by any Stockholder to a Permitted Transferee or by the FS Stockholder or a Permitted Transferee to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee. Except as expressly provided to the contrary herein, all transferees of Securities will be bound by this Agreement in the same manner and to the same extent as the transferor and prior to any Transfer must deliver to the Company and the non-transferring Stockholders a written undertaking to be and become so bound. Upon completion of any Transfer in compliance with this Agreement, the transferee shall be entitled to the rights expressly provided to the transferee hereunder.

          (c) Termination.  Subject to the terms and provisions of Section 5.2
              -----------
and Section 6 of this Agreement, the restrictions upon the Stockholders contained in this Section 5.1 will terminate upon consummation of an Initial Public Offering.

      5.2 Right of First Offer.
          --------------------

          (a) Right of First Offer.  Each of the Existing Stockholders and each
              --------------------
of the Additional Stockholders hereby agrees not to Transfer any of the Common Stock, Preferred Stock or other Securities held by it to any Person (other than its Permitted Transferees) unless the FS Stockholder (or any third person(s) designated by FS Stockholder, which may include Affiliates of FS Stockholder or the Company) is given the right to acquire such Securities pursuant to the provisions of this paragraph (a). If an Existing Stockholder or an Additional Stockholder receives an offer from any Person (other than its Permitted Transferees) to acquire any such Securities, or decides to solicit or cause to be solicited a proposal or proposals to acquire such Securities, such Existing Stockholder or such Additional Stockholder, as the case may be, shall first give FS Stockholder written notice (the "Stockholder Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum cash sales price (the "Target Price") that such Existing Stockholder or such Additional Stockholder would entertain for the shares of Common Stock, Preferred Stock or other Securities to be sold (the "Offered Securities"). FS Stockholder (or its designee) shall have the right for a period of 20 business days following the delivery of the Stockholder Notice (the "Acceptance Period") to accept the offer to purchase all or any portion of the Offered Securities at the Target Price and upon the other terms provided with the Stockholder Notice (or, in the alternative in the case of delivery of a Stockholder Notice by an Existing Stockholder, to indicate its irrevocable acceptance of the offer included in the Stockholder Notice and setting forth the maximum number of securities the FS Stockholder agrees to sell to the Third Party in accordance with the provisions of Section 3.2(b) of this Agreement (the "Acceptance Notice")). The FS Stockholder

(or its designee) shall exercise its rights under this subparagraph (a) by delivering to such Existing Stockholder or such Additional Stockholder an irrevocable written notice of its election prior to 4:00 p.m. Los Angeles time on the final day of the Acceptance Period. If the FS Stockholder (or its designee) exercises its rights under this subparagraph (a), the sale of the Offered Securities shall be consummated within 15 business days of the final day of the Acceptance Period (the "Purchase Period"). If the FS Stockholder (or its designee) does not elect to purchase the Offered Securities on such terms (and the failure to deliver an irrevocable notice of acceptance shall be conclusively deemed to be rejection of such opportunity) or fails to consummate a purchase of the Offered Securities for cash within the Purchase Period, such Existing Stockholder or such Additional Stockholder shall have the right (without limitation to other rights it may have) to consummate the sale of the Offered Securities on terms not materially more favorable to the purchaser than specified in the Stockholder Notice for a period of 90 days (the "Consummation Period") after the expiration of the Acceptance Period or, if applicable, the Purchase Period. If such Existing Stockholder or such Additional Stockholder does not complete such sale, transfer or conveyance within the Consummation Period, such Existing Stockholder or such Additional Stockholder shall not have the right to sell, transfer or convey any of the Offered Securities without again complying with this subparagraph (a). In the event such Existing Stockholder or such Additional Stockholder, as applicable, intends to sell the Offered Securities for consideration other than cash, such Existing Stockholder or such Additional Stockholder shall notify the FS Stockholder (or its designee) of the terms of such non-cash consideration. FS Stockholder (or its designee) may elect within 30 days of such notice to have the fair market value of such non-cash consideration determined, with the parties jointly selecting an investment banking firm to resolve any dispute regarding the fair market value of such non-cash consideration; in the absence of agreement on such firm, a third investment banking firm (designated by the firms proposed by the FS Stockholder and the Existing Stockholders or the Additional Stockholder, as applicable) shall determine such fair market value. If the sum of the fair market value of the non-cash consideration and the cash consideration (in the case of a sale that is partially for cash) is less than the cash price offered to FS Stockholder (or its designee) pursuant to this subparagraph (a), then (i) the Existing Stockholder or the Additional Stockholder, as applicable, shall have the right to terminate the proposed transaction in its entirety (as it relates both to the FS Stockholder as well as to the Person that originally proposed to acquire the Offered Securities), and (ii) to the extent that the Existing Stockholder or the Additional Stockholder, as applicable, do not terminate the proposed transaction in its entirety, the FS Stockholder (or its designee) may, within 20 days of the determination of the fair market value of the non-cash consideration, elect to purchase the Offered Securities proposed to be sold for an amount in cash equal to the sum of (i) the fair market value of the non-cash consideration and (ii) the cash consideration, if any. Such purchase must be consummated within 15 business days of the determination of fair market value. If such Existing Stockholder or such Additional Stockholder receives a written offer for the Offered Securities at any time during the Consummation Period which is acceptable to such Existing Stockholder or such Additional Stockholder but is less than the Target Price or is upon terms materially less favorable to such Existing Stockholder or such Additional Stockholder than the terms provided to FS Stockholder (or its designee) in the Stockholder Notice (the "Below Target Price Offer"), such Existing Stockholder or such Additional Stockholder, as applicable, shall promptly deliver a copy of such written offer to FS Stockholder (or its designee). During the 20 business day period following delivery of such written offer, FS Stockholder (or its designee) shall have the right to accept the offer to purchase the Offered Securities on the terms reflected in such written offer. FS Stockholder (or its designee) shall, if it so desires, exercise such right by delivery to such Existing Stockholder or such Additional Stockholder, as applicable, written notice of its election to purchase all but not less than all of the Offered Securities prior to 4:00 p.m. Los Angeles time on the final day of such additional 20 business day period and the sale of the Offered Securities shall be consummated within 15 business days of the delivery of such written notice. If FS Stockholder (or its designee) does not elect to accept the offer to purchase the Offered Securities on such terms within such 20 business day period or fails to consummate the purchase of the Offered Securities within 15 business days of the date of FS Stockholders (or its designee's) acceptance of the Below Target Price Offer, such Existing Stockholder or such Additional Stockholder, as applicable, shall have (without limitation to any other rights it may have) 90 days to consummate the sale of the Offered Securities at a price and upon terms that are not materially less favorable to such Existing Stockholder or such Additional Stockholder, as applicable, than the price and terms specified in the written offer delivered to FS Stockholder (or its designee). In the event a Below Target Price Offer involves any non-cash consideration, the procedures for valuing such non-cash consideration set forth above shall be utilized to determine the fair market value of such non-cash consideration and all time periods specified herein, extended accordingly.

          (b) Termination and Assignment.  The obligations of an Existing
              --------------------------
Stockholder or an Additional Stockholder pursuant to this Section 5.2 shall not apply to a Public Market Sale, and shall continue after the consummation of an Initial Public Offering, but shall terminate once the FS Stockholder's (including its Permitted Transferee's) percentage ownership of Voting Securities in the Company (calculated on a fully diluted basis) falls below 20% or the percentage of Voting Securities then held by the Existing Stockholders and their Permitted Transferees (provided, that when calculating the percentage then held by the Existing Stockholders and their Permitted Transferees, no effect shall be given to Securities purchased after the Closing). The rights granted to FS Stockholder under subparagraph (a) shall not be assignable except to a Permitted Transferee or to a purchaser of more than 50% of the shares of Common Stock then held by FS Stockholder and its Permitted Transferees. Any transferee of Securities from an Existing Stockholder or an Additional Stockholder, other than a purchaser of shares in a Public Market Sale or any subsequent transferee of a purchaser in a Public Market Sale, shall be bound by the provisions of this
Section 5.2, and the Existing Stockholder or the Additional Stockholder shall obtain and deliver to each other Stockholder a written commitment by such transferee to be bound by such provisions prior to any transfer.

          (c) Ownership of CAC by Bearden.  CAC hereby agrees to immediately
              ---------------------------
Transfer to Bearden, in accordance with the provisions of Section 5.1 of this Agreement, any Securities of the Company then held by it if at any time Bearden should fail to control 100% of the outstanding capital stock of CAC. Bearden hereby guarantees that CAC will comply with this obligation.

      6.  Registration Rights.  FSEP IV, the Existing Stockholders and the
          -------------------
Additional Stockholders shall be entitled to certain registration rights with respect to their shares of Common Stock (the "Registration Rights"). The terms of the Registration Rights are set forth in that certain Registration Rights Agreement of even date herewith by and among the Company, the FS Stockholder, the Existing Stockholders, the Additional Stockholders and the other stockholders of the Company.

      7.  Representation on the Board of Directors.
          ----------------------------------------

           7.1 The Board.
               ---------

          (a) The parties shall use their commercially reasonable efforts to ensure that the Board consists of not more than eight members. Subject to
Section 7.2, the FS Stockholder shall be entitled, but not required, to nominate five members (the "FS Nominees") of the Board (initially, Ronald P. Spogli, William C. Johnson, J. Frederick Simmons, Mark J. Doran and Jon D. Ralph). Subject to Section 7.2, the Existing Stockholders as a group shall be entitled, but not required, to nominate three members (the "Bearden Nominees") of the Board. If necessary, the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with the Initial Public Offering, and the FS Stockholder, the Existing Stockholders and the Additional Stockholders shall each take all actions necessary in connection therewith (provided, that such independent directors shall be elected by a majority of the Board and reasonably acceptable to Bearden). The Existing Stockholders, the Additional Stockholders and any Transferee of the Existing Stockholders or the Additional Stockholders agree not to nominate as a member of the Board any nominee or representative of a Person that competes with the business of the Company as conducted by the Company as of the date of such nomination.

          (b) (i) Each of the Stockholders agrees to vote or cause to be voted all of the shares beneficially owned or held of record by such Stockholder at any regular or special meeting of the Stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take or cause to be taken all actions otherwise necessary, to ensure the election to the Board of the Bearden Nominees and the FS Nominees.

          (ii) Each of the Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company, and each Stockholder hereby agrees to vote or cause to be voted all of the Voting Securities beneficially owned or held of record by such Stockholder for, or to take or cause to be taken all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without Cause) of (A) any Bearden Nominee if Bearden requests such director's removal for any reason, and
(B) any FS Nominee if the FS Stockholder requests such director's removal for any reason. The Existing Stockholders or the FS Stockholders shall have the right to nominate a new nominee in the event any Bearden

Nominee or FS Nominee, as the case may be, shall be so removed or shall vacate his directorship for any reason.

          (c) Except as provided in Section 7.1(b)(ii), each Stockholder hereby agrees that, it will not vote in favor of the removal of any Bearden Nominee or FS Nominee unless such removal shall be for Cause. For the purposes of this
Section 7.1, "Cause" shall mean the willful and continued failure by a director substantially to perform his duties as a director of the Company, the willful engaging by a director in conduct which is demonstrably and materially injurious to the Company, or the director's conviction of any crime constituting a felony which involves moral turpitude.

          (d) Subject to Section 7.2, if at any time from and after the date hereof, any director previously nominated by FS Stockholder or the Existing Stockholders to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), FS Stockholder or the Existing Stockholders, as the case may be, shall be entitled to nominate a successor director to fill the vacancy created thereby, and the FS Stockholder, the Existing Stockholders and the Additional Stockholders agree to exercise voting rights with respect to the shares of Voting Securities held of record or beneficially owned by them so as to elect such nominee as a director of the Company.

          7.2  Termination and Assignment.  Notwithstanding the foregoing (i) at
               --------------------------
such time as the Existing Stockholders and their Permitted Transferees which held Securities no longer hold a percentage ownership of Voting Securities in the Company (calculated on a fully diluted basis) greater than or equal to 10%, their rights to nominate members of the Board shall terminate, (ii) at such time as the FS Stockholder and their Permitted Transferees which held Securities no longer hold a percentage ownership of Voting Securities in the Company (calculated on a fully diluted basis) greater than or equal to 20%, their rights to nominate members of the Board shall terminate. The rights contained in
Section 7 shall not be assignable other than by the FS Stockholder to a Permitted Transferee.

          7.3  Certain Actions of the Board.  Notwithstanding the terms and
               ----------------------------
provisions of Section 7.1, no action of the Company, which under Delaware law would have required the prior approval of a majority of the Company's stockholders, will be taken unless and until a meeting of the Board of Directors of the Company (as opposed to a committee thereof) has been called and convened (upon prior notice duly given in accordance with the bylaws of the Company) for the purpose of discussing such action.

      8.  Copy of Agreement.  A copy of this Agreement and all amendments hereto
          -----------------
shall be filed with the Secretary of Company and shall be kept at the principal executive offices of Company.

      9.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules thereof.

      10. Representations and Warranties.  Each Stockholder represents and
          ------------------------------
warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (b) that this Agreement and the performance of its obligations hereunder have been duly authorized, and that this Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms; and (c) that such Stockholder owns beneficially and of record the shares of Common Stock and Preferred Stock set forth opposite its name on Schedule 1 hereto, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance.

      11. Amendment and Waiver; Successors; After Acquired Shares.  This
          -------------------------------------------------------
Agreement may be amended, modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of the FS Stockholder and, except in order to add additional parties who are purchasers of Securities in circumstances that would affect the rights of all Stockholders equally (other than to the extent that any such Stockholder may lose rights due to the dilution in its percentage ownership caused by such addition), to the extent the Existing Stockholders' or the Additional Stockholders' specific rights would be prejudiced thereby, the Existing Stockholders and the Additional Stockholders, as the case may be. Any such amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and Permitted Transferees and assigns (if any). This Agreement shall be binding on the parties hereto and their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein to an assignee or Permitted Transferee, this Agreement and the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion. If any right hereunder is not assignable, it shall not be transferred to any subsequent holder of Securities by reason of the transfer of Securities to such holder. The Agreement shall apply to all Securities now owned or hereafter acquired by any Stockholder. Notwithstanding the foregoing, the FS Stockholder may amend this Agreement at any time to specifically impose upon a Permitted Transferee the Obligation to Sell Securities contained in Section 4 and the Right of First Offer contained in
Section 5.2.

      12. Interpretation.  The headings of the Sections contained in this
          --------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

      13. Notices.  All notices, requests and other communications to any party
          -------
hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given as follows:

          if to FS Stockholder:

               Freeman Spogli & Co. Incorporated
               11100 Santa Monica Boulevard, Suite 1900
               Los Angeles, California  90085
               Attention:  J. Frederick Simmons
               Telecopy No.:  (310) 444-1870

          with a copy to:

               Richard J. Welch, Esq.
               Riordan & McKinzie
               300 S. Grand Avenue, 29/th/ Floor
               Los Angeles, California  90071-3109
               Telecopy No.:  (213) 229-8550

          if to Existing Stockholders:

               Century Maintenance Supply, Inc.
               9100 Winkler
               Houston, Texas  77017
               Attention:  Dennis C. Bearden
               Telecopy No.:  (713) 943-8443

          with a copy to:

               Robert G. Reedy, Esq.
               Porter & Hedges, L.L.P.
               700 Louisiana, 35/th/ Floor
               Houston, Texas  77002
               Telecopy No.:  (713) 228-1331

          if to Johnson:

               William C. Johnson
               Fed Ex:  5406 El Secreto
               Mail:  P.O. Box 7106
               Rancho Santa Fe, California 92067
               Telephone:  (619) 759-1577
               Facsimile:  (619) 759-0155
               Connecticut Home Address:
                    420 Greenfield Hill Road
                    Fairfield, Connecticut  96403
                    Home:  (203) 254-7531
                    Telephone:  (203) 972-6959
          with copy to:

               Constance Tilden Loeser, Esq.
               McGovern & Associates
               One Lafayette Place
               Greenwich, Connecticut  06830
               Telephone:  (203) 622-1101
               Facsimile:  (203) 622-9192

          If to Parthenon:

               The Parthenon Group, Inc.
               200 State Street
               Boston, Massachusetts  02109
               Attention:  Steven Smith
                           Rick Crosier
               Telephone:  (617) 478-2550
               Facsimile:  (617) 478-2555

          with a copy to:

               Jorge Contreras
               Hale and Dorr
               60 State Street
               Boston, Massachusetts  02109
               Telephone:  (617) 526-6000
               Facsimile:  (617) 526-5000

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.
Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 13.

      14. Legends.  All certificates evidencing Securities which are issued to
          -------
any of the FS Stockholder, the Existing Stockholders or the Additional Stockholders shall be legended as follows (in addition to any other legend required to be placed thereon):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE, HYPOTHECATION, DISTRIBUTION AND VOTING THEREOF AS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF JULY 8, 1998, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS

     OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

      15. Further Assurances.  The Stockholders shall exercise, or cause to be
          ------------------
exercised, voting rights with respect to Voting Securities held of record or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the Delaware General Corporation Law or other applicable law. The Company covenants and agrees that it will act in good faith to preserve for each of the Stockholders the benefits of this Agreement and that it will take no voluntary action to impair the benefit hereof or to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or to deny to any of the Stockholders any of the benefits or protections contemplated hereby.

      16. Injunctive Relief; Disputes.  It is acknowledged that it will be
          ---------------------------
impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      17. Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

      18. Entire Agreement.  This Agreement, together with the Company's
          ----------------
Certificate of Incorporation and Bylaws as in effect on the date hereof, constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

      19. Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      20. Opinions.  Upon the execution of this Agreement, FS Stockholder shall
          --------
receive an opinion from Porter & Hedges with respect to the enforceability of this Agreement against the Existing Stockholders, and the Existing Stockholders shall receive an opinion from Riordan & McKinzie with respect to the enforceability of this Agreement against FS Stockholder.

      21. Termination.  This Agreement shall terminate upon the occurrence of
          -----------
any of the following:

               (a) the written agreement of the Initial Stockholders;

               (b) the tenth anniversary of the date hereof;

               (c) Stockholders together shall own less than 10% of Common Stock outstanding; or

               (d) the dissolution, liquidation or winding up of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         CENTURY MAINTENANCE SUPPLY, INC.


                         By:  /s/ Richard Penick
                              ------------------
                              Name: Richard Penick
                              Title:   Vice President

                         CENTURY ACQUISITION CORPORATION


                         By:  /s/ Jon D. Ralph
                              ----------------
                              Jon D. Ralph
                              Vice President and Secretary


                         DENNIS C. BEARDEN


                         /s/ Dennis Bearden
                         ------------------


                         CENTURY AIRCONDITIONING SUPPLY, INC.


                         By:  /s/ Richard Penick
                              ------------------

                         Its: Vice President
                              --------------


                         FS EQUITY PARTNERS IV, L.P.
                         a Delaware limited partnership

                         By:  FS Capital Partners, LLC
                         Its: General Partner


                              By:   /s/ Jon D. Ralph
                                    ----------------
                                    Jon D. Ralph
                                    Managing Member

                         WILLIAM C. JOHNSON


                         /s/ William C. Johnson
                         ----------------------


                         THE PARTHENON GROUP, INC.


                         By:  /s/ Christopher T. Jenny
                              ------------------------
                              Name: Christopher T. Jenny
                              Title:    Managing Director

                                   SCHEDULE 1

                           Ownership of Capital Stock
                      by Stockholders Upon Consummation of
                 Transactions Contemplated by Merger Agreement


                                               Series A
                                  Common       Preferred
          Stockholder             Stock          Stock
          -----------             -----          -----
FS Equity Partners IV, L.P.      6,745,119      40,000

Dennis C. Bearden                     None      80,000

Century Airconditioning          3,917,381        None
  Supply, Inc.

John Morotti                       515,462        None

Vickie Reynolds                    475,033        None

Danny Errico                       105,694        None

Allan Kea                           97,727        None

Richard Luke                        95,624        None

Charles Littlepage                  90,634        None

Daryl Morse                         38,199        None

Richard E. Penick                   31,312        None

Dan Firkus                          27,951        None

Jerry Muras                         22,364        None

William C. Johnson                  75,000        None

The Parthenon Group, Inc.           12,500        None